                                              MARSICO CAPITAL MANAGEMENT, LLC
                                                THE MARSICO INVESTMENT FUND
                                                      CODE OF ETHICS

A.       INTRODUCTION AND OVERVIEW................................................................................2
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B.       PERSONS COVERED BY THE CODE..............................................................................3
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C.       GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS......................................................4
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D.1.     PROHIBITION ON PURCHASES OF CERTAIN SECURITIES...........................................................5
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D.2.     EXEMPTED TRANSACTIONS....................................................................................6
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D.3.     PRE-APPROVAL AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING SECURITIES............................8
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E.1.     REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS.......................................................9
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E.2.     REVIEW OF REPORTS AND OTHER DOCUMENTS...................................................................12
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F.       VIOLATIONS OF THE CODE..................................................................................12
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G.1.     MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED OFFERINGS.............................12
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G.2.     RECORDKEEPING REQUIREMENTS..............................................................................13
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G.3.     BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS...........................................................14
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G.4.     CERTIFICATION OF COMPLIANCE.............................................................................14
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G.5.     EFFECTIVE DATE..........................................................................................15
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H.       DEFINITIONS.............................................................................................15
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I.       FORMS...................................................................................................16
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INITIAL PERSONAL HOLDINGS REPORT.................................................................................18
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QUARTERLY PERSONAL TRANSACTION REPORT............................................................................21
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ANNUAL PERSONAL HOLDINGS REPORT..................................................................................25
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SAMPLE LETTER TO BROKER OR OTHER INSTITUTION.....................................................................28
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INITIAL CERTIFICATION OF COMPLIANCE..............................................................................29
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ANNUAL CERTIFICATION OF COMPLIANCE...............................................................................30
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APPROVAL OF INVESTMENT IN LIMITED OFFERING.......................................................................31
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APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING................................................................34
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SPECIAL ACCOUNT CERTIFICATION....................................................................................36
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PRECLEARANCE FORM................................................................................................38
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A.       Introduction and Overview

         This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund
(the "Funds") (together, "Marsico").  It is intended to help ensure that our professional and personal conduct preserves
Marsico's reputation for high standards of ethics and integrity.  It is also intended to ensure that we obey federal and state securities laws.

         We who are associated with Marsico owe fiduciary duties to our clients.  One important  part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest.  We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients.  A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

         The Code is designed to help us avoid conflicts of interest in personal trading and related activities.  It emphasizes three general principles:

1.       We must place the interests of our clients first, including the Funds, their shareholders, and other clients.
As fiduciaries, we must scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients.

2.       We must conduct all personal securities transactions consistently with the Code, and avoid any actual or potential conflict of interest and any abuse of our position of trust.

3.       We must not take inappropriate advantage of our positions.  The receipt of investment opportunities, perquisites, or gifts from persons seeking business with Marsico could call into question our independent judgment.

         The Code's rules apply to everyone identified in Section B below.  It is your responsibility to become familiar with the Code and to comply with it.  Compliance with the Code is a condition to employment with Marsico.  Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

         The Code addresses a variety of issues, but cannot anticipate every situation.  You are expected to follow both the letter and the spirit of the Code.  Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code.

         Marsico may impose more stringent requirements or grant exemptions when necessary.  Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients or the Funds is expected to result.
Because regulations and industry standards can change, Marsico reserves the right to change any part of the Code.  If you have any questions about the Code, please contact the Compliance Department or the General Counsel.

         Capitalized terms in the Code are defined in Section H below.

B.       Persons Covered by the Code

         The Code applies to all Covered Persons.  Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

         Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest.
For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative.  An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

 Outside Trustees
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         Special rules apply to Covered Persons who are Outside Trustees.  An Outside Trustee is not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 unless that Outside Trustee knew or should have known, in the ordinary course of fulfilling his or her official duties as a Fund trustee, that during the
15-day period immediately before or after the Outside Trustee's transaction in a Covered Security, Marsico purchased or sold that security, or considered the purchase or sale of that security.

Covered Persons Not Employed by Marsico
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         Some Covered Persons may be employed by employers other than Marsico.  This may include, for example, any officer of the Funds' principal underwriter, Sunstone Distribution Services, LLC ("Sunstone"), or any employee of a person in a control relationship with MCM or the Funds, such as Bank of America Corporation or an affiliate, if the officer or employee obtains information regarding the purchase or sale of Covered Securities by a Fund.  Covered Persons who are not
employed by Marsico may satisfy their obligations to comply with this Code by complying fully with their employer's code of ethics, subject to certain conditions listed below.1

         First, the Board of Trustees of the Funds, including a majority of the Outside Trustees, must have determined that the other employer's code of ethics contains procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) under the Investment Company Act.  The Board of Trustees also must have received a written certification by the other employer that it has adopted procedures reasonably necessary to prevent
Access Persons from violating its code of ethics.  Second, the Board of Trustees of the Funds, including a majority of the Outside Trustees, must approve any material change to the other employer's code of ethics no later than six months after adoption of the material change.  Third, at least annually, the Board of Trustees must consider a written report that describes any issues arising under the other employer's code of ethics, and that certifies that the other employer has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

C.       General Conduct Guidelines for Personal Investments

         As explained in Section D.1, the Code prohibits all of us Covered Persons from purchasing Restricted Trading
Securities, but permits us otherwise to hold, acquire, or sell these and other types of securities in certain circumstances.  SEC rules impose general conduct guidelines that apply to our personal investments that are permitted by the Code:

1.       You may not acquire an interest in a Limited Offering or in an Initial Public Offering without the prior written approval of MCM.

2.       You may not, in connection with your acquisition or sale of any Security Held or to be Acquired by a Fund:

         (a)  Employ any device, scheme, or artifice to defraud the Fund;

         (b)  Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;

         (c)  Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

         (d)  Engage in any manipulative practice with respect to the Fund.

         Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund.  Examples would include your causing a Fund to buy a
Covered Security to support or drive up your investment in the security, or causing the Fund not to sell a Covered
Security to protect your investment.

         Another practice that may violate these provisions would be your exploitation of your knowledge of Fund transactions to profit from their market effects.  Further, because you have a duty to tell investment personnel about
Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable
Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.

D.1.     Prohibition on Purchases of Certain Securities

         Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety.  Unrestricted personal investing also could distract us from our service to clients by diverting resources or opportunities from client account management.  Thus, Marsico has decided to prohibit all of us Covered Persons from
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purchasing any securities unless the purchase is an Exempted Transaction listed in Section D.2.2

         The practical effect of combining this prohibition with Exempted Transactions is to restrict your purchase of certain securities we call Restricted Trading Securities (if the purchase is made for any account in which you have a
Beneficial Ownership interest, or made by you for any other account).  The Restricted Trading Securities that you generally may not purchase include, without limitation, shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

         You may hold a Restricted Trading Security that was purchased before your association with Marsico.  You also may otherwise acquire and hold a Restricted Trading Security through certain Exempted Transactions listed in Section D.2.  In addition, you may sell a Restricted Trading Security if you comply with the sale pre-approval requirements in Section
D.3.

D.2.     Exempted Transactions

         As a Covered Person, you may participate in the Exempted Transactions listed below.  Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in
Section D.3., except as noted below.  Exempted Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C, and reporting requirements in Section E.1.  If you have any doubt about how the
Code applies to a particular transaction, please contact the Compliance Department or the General Counsel.

a.       Purchase or sale of securities that are not Covered Securities
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(subject only to Section E.1. reporting requirements for accounts that contain the securities)

         (1)......You may buy or sell without restrictions any security that is not a Covered Security, including shares of registered open-end mutual funds, money market funds, Treasury securities, bank certificates of deposit, and high quality short-term debt instruments such as bankers' acceptances and commercial paper.  Please note that no exemption covers shares of closed-end funds, which are Restricted Trading Securities.

b.       Purchase or sale of Covered Securities that are not Restricted Trading Securities
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(subject to conduct guidelines in Section C and reporting requirements in Section E.1.)

         (1)  ....You may buy or sell shares of index-related funds, including exchange-traded open-end funds, unit investment trusts, and similar products that are linked to broadly based securities indices or sectors.

         (2)......You may buy or sell municipal bonds and notes.

         (3)......You may buy or sell any interest in foreign currency.

         (4)......You may participate in transactions in derivatives that are based on securities other than Restricted
Trading Securities (for example, options, futures, or other instruments that are based on Treasury bonds, municipal bonds, or foreign currency).  No exemption applies to transactions in derivatives that are based on Restricted Trading
Securities (such as options based on particular common stocks or corporate bonds).

         (5)......A financial adviser, trustee, or other person may buy or sell securities that are not Restricted Trading
Securities in a managed account for you (or for a person in whose securities you have a Beneficial Ownership interest).
This permits managed accounts to buy mutual funds, Treasury securities, exchange-traded funds, municipal bonds, or foreign currency.

c.       Purchase (but not sale) of Restricted Trading Securities in limited circumstances
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(subject to conduct guidelines in Section C, sale pre-approval requirements in Section D.3, and reporting requirements in
Section E.1.)

         (1)......You may buy (but not sell) securities through dividend reinvestment plans (if you do not make discretionary additional purchases), or through rights offerings granted to all shareholders on a pro rata basis (such as rights to buy tracking or spinoff stock).  MCM hereby grants approval to acquire an interest in an Initial Public
Offering in this manner.  Please note that any sale of Restricted Trading Securities obtained through dividend reinvestments or rights offerings must meet the sale pre-approval and other requirements in Section D.3.

         (2) .....You may buy (but not sell) an interest in any other Initial Public Offering only if you obtain MCM's prior approval (see attached form of Approval of Investment in Initial Public Offering).

d.       Sale (but not purchase) of Restricted Trading Securities in limited circumstances
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(subject to conduct guidelines in Section C, sale pre-approval requirements in Section D.3., and reporting requirements in Section E.1.)

         (1)......You may sell (but not buy) a Restricted Trading Security if you follow the sale pre-approval and other requirements in Section D.1.

e.       Purchase or sale of Restricted Trading Securities in limited circumstances
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(subject to conduct guidelines in Section C and reporting requirements in Section E.1.)

         (1)......You may buy or sell Restricted Trading Securities through non-volitional transactions you don't control
(such as when an issuer calls a security, a derivative instrument expires, or you receive a gift outside your control).
If you acquire Restricted Trading Securities through a non-volitional transaction, but can control their sale, the sale is not an Exempted Transaction, and must meet the sale pre-approval and other requirements in Section D.3.

         (2)......You may buy or sell Restricted Trading Securities including options under an employment arrangement, and may exercise or sell any options, if your employer or an affiliate issues the securities or options.  MCM's prior approval is required if you acquire an interest in a Limited Offering (see attached form of Approval of Investment in
Limited Offering).

         (3)......You may buy an interest in any other Limited Offering, such as an interest in a private company or a hedge fund, only if you obtain MCM's prior approval (see attached form of Approval of Investment in Limited Offering).
Investments in a hedge fund (except a fund advised by MCM) will be subject to conditions similar to those for a Special
Account discussed below.  You may sell an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval).

         (4)......A financial adviser, trustee, or other person may buy or sell Restricted Trading Securities in a managed
Special Account for you (or for a person in whose securities you have a Beneficial Ownership interest) only if you obtain
MCM's prior approval (see attached form of Special Account Certification).  Approval will require that:

                  (a)  You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

                  (b)  You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

                  (c)  The financial adviser, trustee, or other person who manages the Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented;
and

                  (d)  You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the existence of the Special Account in your periodic holdings and transaction reports; and you report securities holdings and transactions in the Special Account through account statements or otherwise if requested.

         Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis.  MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.

D.3.     Pre-Approval and Other Requirements for Selling Restricted Trading Securities

         As a Covered Person, you may sell a Restricted Trading Security acquired before your association with Marsico or through an Exempted Transaction, if you follow pre-approval and other procedures designed to avoid potential conflicts of
interest.3   Please note that all sales that qualify as Exempted Transactions in Section D.2. are exempted from all sale requirements.

a.       Preclearance:  Before you sell any Restricted Trading Security, you must complete and submit a Preclearance Form
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(see attached form).  MCM will treat the preclearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes.  You may not preclear your own form.  The persons authorized to sign the form are:

                  Compliance Assistant
                  Compliance Counsel
                  General Counsel
                  Vice President of Client Services

         You may not sell the Restricted Trading Security in question until you receive written preclearance.
Preclearance requests will be reviewed as quickly as possible.  Please remember that preclearance is not automatically granted.  For example, if MCM is considering the purchase of the security for client accounts, preclearance may be denied until the client order is completed.

         Once preclearance is granted, it is valid only until the close of the next business day, and only for the security and amount indicated on the Preclearance Form.  You may not increase the transaction size without completing a new Preclearance Form and obtaining written authorization.  You may decrease its size without new authorization.

         Failure to obtain preclearance for a sale of any Restricted Trading Security is a serious breach of Marsico's rules.  A violation may expose you to sanctions including termination of employment.  Failure to obtain preclearance also may require your trade to be canceled, and you may be required to bear any loss that results.  MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

b.       Holding Period:  As a general principle, personal securities transactions should be for investment purposes
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rather than to generate short-term trading profits.  As a result, you generally are prohibited from selling a Restricted
Trading Security that you acquired within the previous 60 days.  MCM may waive compliance with this requirement if you show that you have good cause to be excused (such as a need to sell investments to buy a home).

c.       Blackout Period:  You may not sell a Restricted Trading Security for either seven days before, or seven days
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after, a trade in the same security or an equivalent security for a Fund or other client.  The application of the blackout period before a trade for a Fund or other client could lead to procedural difficulties, and could result in inadvertent violations of the Code.  Nonetheless, Marsico has determined that the blackout period is an effective way to avoid even the appearance of impropriety.  Thus, you should consider the consequences of the blackout period before deciding to sell holdings that MCM holds or may consider holding for clients.

         If a previous sale falls within the blackout period, you must try to cancel the transaction.  If the transaction was precleared but cannot be canceled, MCM may impose a sanction if necessary or appropriate in the circumstances.
Please contact the Compliance Department or the General Counsel if you have any question about the application of the blackout period.

E.1.     Reports About Securities Holdings and Transactions

         As a Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).4  SEC requirements mainly control these reports.  The reports are intended to identify conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these investments, and to promote compliance with the
Code.  Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily.
Report forms are attached.

         Failure to file a timely, accurate, and complete report is a serious breach of SEC rules.  If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors, withholding of salary or bonuses, or termination of employment.

a.       Initial Holdings Report:  Within ten days after you begin employment with Marsico, you must submit to Marsico a
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report that contains:

         (1)  ....The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each Covered Security in which you had any direct or indirect Beneficial Ownership interest when you began employment with Marsico.  You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.

         (2)......The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account in which any securities (Covered
Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, and the account numbers and names of the persons for whom the accounts are held.

         (3)......A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.  A sample Letter to Broker or Other
Institution is attached.

         (4)......The date that you submitted the report.

b.       Quarterly Transaction Report:  Within ten days after the end of each calendar quarter, you must submit to Marsico
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a report that contains:

         (1)......With respect to any transaction during the quarter in a Covered Security in which you had any direct or indirect Beneficial Ownership interest:

                  (a)      The date of the transaction, the name/title and symbol, interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each Covered Security involved;

                  (b)      The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

(c)                    The price at which the transaction in the Covered Security was effected; and

(d)                    The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico.

         (2)......The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account in which any securities (Covered
Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

         (3)......A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a new account for the direct or indirect Beneficial Ownership of the Employee during the past quarter to provide duplicate account statements and confirmations of all securities transactions to
Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4) .....The date that you submitted the report.

c.       Annual Holdings Report:    Annually, you must submit to Marsico a report, based on information that is current as
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of not more than 30 days before the report date, that contains:

         (1)......The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each Covered Security in which you had any direct or indirect Beneficial Ownership interest on the effective date.  You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by Marsico.

         (2)......The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained any account in which any securities
(Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.

         (3)......A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4)......The date that you submitted the report.

         Exception to requirement to list transactions or holdings:   You need not list any securities holdings or
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transactions in any account over which you had no direct or indirect influence or control, unless requested by MCM.  This may apply, for example, to a Special Account.  You must still identify the existence of the account in your list of securities accounts.

         Please ask the Compliance Department or the General Counsel if you have questions about reporting requirements.

E.2.     Review of Reports and Other Documents

         The Compliance Department will promptly review each report submitted by Employees, and each account statement or confirmation from institutions that maintain their accounts.  To ensure adequate scrutiny, a document concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department or the General Counsel.

F.       Violations of the Code

         The Compliance Department will promptly investigate any violation or potential violation of the Code, and recommend to the General Counsel appropriate action to cure the violation and prevent future violations.  The Compliance
Department will keep a record of investigations of violations, including actions taken as a result of a violation.  If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors, withholding of salary or bonuses, or termination of employment.  Violations of the Code also may violate federal or state laws and may be referred to authorities.

G.1.     Miscellaneous Issues concerning Board Service, Gifts, and Limited Offerings

         Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

a.       Service on Boards:  As a Covered Person, you may not serve on the board of directors of any for-profit company or
         ------------------
other for-profit organization without MCM's prior written approval.  Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients.  If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information.  MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

b.       Gifts:  On occasion, you may be offered gifts from clients, brokers, vendors, or other persons not affiliated
         ------
with Marsico.  You may not accept extraordinary or extravagant gifts.  You may accept gifts of a nominal value (i.e., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (e.g., sporting events), and promotional items (e.g., pens or mugs).  You may not solicit gifts.

         You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM.  You may provide reasonable entertainment to these persons if both you and the recipient are present.  Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

c.       Limited Offerings in Private Companies:  If you acquire a Limited Offering in a private company, either before
         --------------------------------------
association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients.  Specifically, if you play a part in MCM's consideration of the investment, your interest must be disclosed to all clients for whom MCM may make the investment.  MCM's decision to invest also must be independently reviewed by other investment personnel with no personal interest in the issuer.

G.2.     Recordkeeping Requirements

         Marsico or its agents will maintain the following records at their places of business in the manner stated
below.  These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

o        A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years
               (maintained in an easily accessible place);

o        A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

o        A copy of each report under Section E.1. required to be submitted by a Covered Person who is an Employee, including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

o        A record of all Covered Persons who are or were Employees within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

o        A record of all persons who are or were responsible for reviewing reports of Employees during the past five years
               (maintained in an easily accessible place);

o        A copy of each report to the Board of Trustees of the Funds submitted under Section B or G.3. of the Code
               (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place); and

o        A copy of each written approval of an Employee's acquisition of securities in an Initial Public Offering or a
               Limited Offering, and each written approval of other transactions, such as a Preclearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted).

G.3.     Board Approval and Annual Review Requirements

         This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change.  Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

         At least annually, MCM will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the
Board, and identifies any recommended changes to the Code.

G.4.     Certification of Compliance

         The Compliance Department will notify each Employee that he or she is subject to the Code and provide a copy of the Code.  You will be asked to certify that you have read, understand, and have complied with or will comply with the
Code.  You must complete this Certification of Compliance on commencement of employment and annually thereafter.

G.5.     Effective Date

         The Code is effective as of November 15, 2001.

H.       Definitions

1.       "Access Person" means (1) any director, officer, general partner, or Advisory Person of the Funds or of MCM, and
(2) any director, officer, or general partner of a principal underwriter (such as Sunstone Distribution Services, LLC)
who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

2.       "Advisory Person of the Funds or of MCM" means (1) any employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM, such as Bank of America Corporation or its affiliates) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of
Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (2) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund.

3.       "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule
16a-1(a)(2) under the Act.  Under those provisions, a person generally is the beneficial owner of (or has a Beneficial
Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest.  A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities transactions.  Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

4.       "Covered Person" means any person subject to the Code, including any Access Person or Employee.

5.       "Covered Security" means any security, as defined in Section 2(a)(36) of the Investment Company Act, except (1)
direct obligations of the U.S. government; (2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or (3) shares issued by open-end registered investment companies (also known as mutual funds).

6.       "Employee" means any Marsico Employee or temporary employee of Marsico.

7.       "Exempted Transaction" means a securities transaction listed in Section D.2.  The purchase or sale of a security through an Exempted Transaction generally is exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3., unless otherwise noted in Section VI.  An Exempted Transaction generally is not exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

8.       "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

9.       "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Act or pursuant to Rule 504, 505, or 506 under the Act.  A Limited Offering generally includes any interest in a private company, hedge fund, or other unregistered operating company or investment company, and certain interests in stock options or other deferred compensation.

10.      "Marsico Employee" means any officer, principal, or employee of MCM, and any officer, trustee, or employee of the
Funds.

11.      "Outside Trustee" means each member of the Board of Trustees of the Funds who is not an interested person of the
Funds.

12.      "Restricted Trading Security" means any security that a Covered Person generally may not purchase because of the prohibition on purchases in Section D.1.  Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.  A Covered Person may otherwise hold, acquire, or sell a Restricted Trading Security, as explained in Section D.1.

13.      "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days
(a) is or has been held by one of the Funds; or (b) is being or has been considered by a Fund or MCM for purchase by the
Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered
Security.

14.      "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells
Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial
Ownership interest), provided that the account meets the requirements described in Section D.2.e.(4).

I.       Forms

         Attached to the Code are the following forms:

o        Initial Personal Holdings Report;
o        Quarterly Personal Transaction Report;
o        Annual Personal Holdings Report;
o        Sample Letter to Broker or Other Institution;
o        Initial/Annual Certification of Compliance with Code of Ethics;
o        Approval of Investment in Limited Offering;
o        Approval of Investment in Initial Public Offering;
o        Special Account Certification;
o        Preclearance Form.

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1        The listed conditions do not apply to Sunstone's code because Sunstone is not an affiliated person of the Funds or MCM, and because no officer, director, or general partner of Sunstone serves as an officer, director, or general partner of the Funds or MCM.
2        This prohibition may not apply to Covered Persons who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.
3        These requirements may not apply to Covered Persons who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.
4        Covered Persons employed by entities other than Marsico and subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.